Exhibit 99.1

NMS Communications Announces Financial Results for the Second Quarter Ended June 30, 2004

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--July 14, 2004--

      MyCaller(TM) Ringback Solution and AccessGate(TM) Wireless
    Backhaul Optimizer Offerings Selected by Major Mobile Operators

    NMS Communications (NASDAQ: NMSS), a provider of communications technologies and solutions for next-generation enhanced communications services and efficient networks, today announced results for the second quarter ended June 30, 2004.
    Total revenues for the second quarter of 2004 were $25.3 million compared to $21.1 million for the corresponding quarter in 2003, an increase of 20%, and compared to $24.4 million in the first quarter of 2004, a sequential increase of 4%.
    Net income for the second quarter was $1.0 million or $0.02 per share, compared to a net loss of $36.7 million or ($1.01) per share reported for the corresponding quarter of 2003, including restructuring and impairment charges of $28.8 million, and compared to $0.6 million or $0.02 per share in the first quarter of 2004.
    Total revenues for the first six months of 2004 were $49.6 million compared to $41.9 million for the first six months of 2003. Net income for the first six months of 2004 was $1.7 million, or $0.04 per share, compared to a net loss of $48.2 million, or ($1.33) per share, for the first six months of 2003.
    NMS Communications' cash and investments balance on June 30, 2004 was $100.7 million compared to $100.5 million at the close of the previous quarter. Finally, there was no change to our convertible debt during the second quarter, with the balance remaining at $44.5 million on June 30, 2004.

    Business Perspective

    "We achieved important milestones with our new product initiatives during the quarter," said Bob Schechter, NMS Communications' chairman and CEO. "MyCaller, our mobile service offering, has been selected as the preferred ringback solution by one of the world's largest mobile operators. We expect initial deployments and service launches in several markets to begin later this year and continue into next year. We continue to see strong interest in markets around the world for ringback services as well as other content-based offerings, including music and video on demand, and community and identity applications.
    "Additionally, a major European operator has selected AccessGate, our wireless backhaul optimizer, for its network, and we expect initial deployments later this year. AccessGate has also been integrated into Ericsson's Expander solutions. These new Ericsson offerings target emerging markets, including Russia, Indonesia, India, Brazil and Africa, and are aimed at lowering the total cost of ownership for network operators, both immediately and as they migrate their networks for future services," Schechter continued. "With initial market acceptance and the strong go-to-market partnerships we are putting in place, we continue to see significant opportunities for both MyCaller and AccessGate.
    "At the same time, our core businesses continue to grow and we delivered our second consecutive profitable quarter. In addition, we maintained strong balance sheet performance, with excellent DSO and inventory turns metrics. Our performance and solid financial position, combined with early successes in our new initiatives, position us for continued growth and value creation as we look ahead," Schechter concluded.

    NMS Conference Call Web Cast

    NMS Communications issues web casts for its conference calls to assure the broad dissemination of information in real time. To access the Second Quarter 2004 conference call, which is scheduled for 5:00 p.m. ET today, log on to the company website at www.nmscommunications.com and click on the web cast icon in the Investor Relations section.

    About NMS Communications

    NMS Communications (NASDAQ:NMSS) is a leading provider of communications technologies and solutions, enabling new enhanced services and efficient networks that help our customers grow their revenues and profits. Visit www.nmscommunications.com for more information.

    Statements in this document expressing the beliefs and expectations of management regarding future performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2003. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

    NMS Communications, MyCaller, and AccessGate are trademarks of NMS Communications Corporation. All other product or corporate references may be trademarks or registered trademarks of their respective companies.



                          NMS COMMUNICATIONS
                 Consolidated Statements of Operations
                   (In $000's except per share data)
                              (Unaudited)

                                   For the Three    For the Six Months
                                    Months Ended           Ended
                                      June 30,           June 30,
                                   2004      2003     2004      2003
                                 -------- --------- -------- ---------

Revenues                         $25,262   $21,079  $49,641   $41,891

Cost of revenues                   9,722    16,933   18,544    27,818
                                 -------- --------- -------- ---------

Gross profit                      15,540     4,146   31,097    14,073
                                      62%       20%      63%       34%
Operating expenses:
   Selling, general and
    administrative                 7,981     9,845   12,148    21,051
   Research and development        6,187     8,209   16,071    16,965
   Restructuring and impairment
    charges                            -    21,367        -    22,254
                                 -------- --------- -------- ---------
    Total operating expenses      14,168    39,421   28,219    60,270
                                 -------- --------- -------- ---------

Operating income (loss)            1,372   (35,275)   2,878   (46,197)

Other expense, net                  (320)   (1,350)  (1,158)   (2,085)
                                 -------- --------- -------- ---------

Income (loss) before income taxes  1,052   (36,625)   1,720   (48,282)

   Income tax (benefit) expense       16        38       41       (36)
                                 -------- --------- -------- ---------

Net income (loss)                 $1,036  $(36,663)  $1,679  $(48,246)
                                 ======== ========= ======== =========


  Basic earnings (loss) per
   common share                    $0.02    $(1.01)   $0.04    $(1.33)
                                 ======== ========= ======== =========

  Weighted average basic shares
   outstanding                    46,680    36,266   42,557    36,235
                                 ======== ========= ======== =========

  Fully diluted earnings (loss)
   per common share                $0.02    $(1.01)   $0.04    $(1.33)
                                 ======== ========= ======== =========

  Weighted average fully diluted
   shares outstanding             49,261    36,266   45,264    36,235
                                 ======== ========= ======== =========




                          NMS COMMUNICATIONS
                 Condensed Consolidated Balance Sheet
                              (In $000)


                                            June 30,     December 31,
                                              2004          2003
                                           ----------    ----------
                  ASSETS
Current assets:
     Cash and cash equivalents               $55,362       $59,917
     Marketable securities                    37,425             -
     Accounts receivable, net of allowance
      for uncollectable accounts of $901
      and $995, respectively                   9,398         9,254
     Inventories                               2,494         3,193
     Prepaid expenses and other current
      assets                                   5,332         4,598
                                           ----------    ----------
         Total current assets                110,011        76,962

Property and equipment, net of accumulated
 depreciation and amortization of $30,309
 and $28,745, respectively                     6,752         7,219
Long-term marketable securities                7,950             -
Other long-term assets                         1,850         2,147
                                           ----------    ----------
Total assets                                $126,563       $86,328
                                           ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                              $4,182        $4,692
Accrued expenses and other liabilities        13,211        13,656
Current liabilities                           17,393        18,348

Long-term obligations, less current portion   44,542        57,742

Stockholders' equity                          64,628        10,238
                                           ----------    ----------
Total liabilities and stockholders' equity  $126,563       $86,328
                                           ==========    ==========

    CONTACT: For media and industry analysts:
             NMS Communications
             Pam Kukla, 508-271-1611
             Pam_Kukla@nmss.com
             or
             For financial analysts:
             NMS Communications
             William B. Gerraughty, Jr., CFO, 508-271-1209
             Bill_Gerraughty@nmss.com